Exhibit 99.1

NEWS RELEASE

CONTACTS:	Investors:
Lisa DeFrancesco
(862) 261-7152

Media:
Charlie Mayr
(862) 261-8030

David Belian
(862) 261-8141

Actavis Announces Preliminary Financial Performance for FY 2013

DUBLIN – January 14, 2014 – Actavis plc (NYSE: ACT) today announced that, based on a preliminary review of 2013 results for the fourth quarter December 31, 2013, the Company expects non-GAAP earnings per diluted share for the fourth quarter 2013 to be modestly above the high end of its previous forecast.

“2013 was a transformational year for Actavis, highlighted by the acquisition of Warner Chilcott plc and continued exceptional performance across our global business,” said Paul Bisaro, Chairman and CEO of Actavis. “Within Actavis Pharma, growth was powered by strong generics launches in global markets and the key launches of generic versions of Suboxone® tablets, Lidoderm® and Cymbalta® in the U.S. Actavis Specialty Brands saw continued strong sales of core products while successfully completing the first phase of integration of Warner Chilcott, including restructuring our U.S. sales organization, completing rationalization of R&D projects and personnel and recruiting new general managers to lead key therapeutic areas in the U.S. Anda Distribution growth was bolstered by increased sales of third-party brand products and higher sales to chain customers. In addition, a strong cash position allowed us to repay over $655 million of debt during the fourth quarter of 2013, bringing us to a pro forma debt-to-adjusted EBITDA ratio of below 2.8x to begin 2014.”

Actavis’ preliminary results remain subject to finalization by its management and review by its outside independent accountants. The company plans to report final results for the fourth quarter and full year 2013 on February 20, 2014.

Actavis will provide an update of its business and will provide an updated forecast at the Company’s Investor Day to be held in New York on Friday, January 31, 2014 at 8:00 a.m. EST. The meeting will be webcast live, and can be accessed by logging onto http://www.Actavis.com or the following link: http://www.videonewswire.com/event.asp?id=97019. A replay of the webcast will also be available on Actavis’ web site.

About Actavis

Actavis plc (NYSE: ACT) is a global, integrated specialty pharmaceutical company focused on developing, manufacturing and distributing generic, brand and biosimilar products. Actavis has global headquarters in Dublin, Ireland and U.S. administrative headquarters in Parsippany, New Jersey, USA.

Actavis markets generic, branded generic, legacy brands and Over-the-Counter (OTC) products in more than 60 countries, and operates a global branded specialty pharmaceutical business focused in the Women’s Health, Urology, Gastroenterology and Dermatology therapeutic categories. Actavis also has a portfolio of five biosimilar products in development in Women’s Health and Oncology. Actavis Global Operations has more than 30 manufacturing and distribution facilities around the world, and includes Anda, Inc., a U.S. pharmaceutical product distributor.

For press release and other company information, visit Actavis’ Web site at http://www.actavis.com.

Cautionary Statement Regarding Preliminary Results and Forward-Looking Information

Statements contained in this press release that refer to Actavis’ expected financial results for 2013, including earnings, are preliminary estimates and reflect Actavis’ expected financial results as of the date of this release, and are subject to change. Statements contained in this presentation that refer to Actavis’ estimated or anticipated future results or other non-historical facts are forward-looking statements that reflect Actavis’ current perspective of existing trends and information as of the date of this release. For instance, any statements in this press release concerning prospects related to Actavis’ strategic initiatives, product introductions and anticipated financial performance are forward-looking statements. It is important to note that Actavis’ goals and expectations are not predictions of actual performance. Actavis’ performance, at times, will differ from its estimates, goals and expectations. Actual results may differ materially from Actavis’ current estimates and expectations depending upon a number of factors affecting Actavis’ business. These factors include, among others, the inherent uncertainty associated with financial estimates and projections; the possibility that financial estimates will change after further review by Actavis’ management or outside independent accountants or due to discover of additional or revised information or subsequent events; variability of revenue mix between Actavis’ Pharma, Specialty Brands, and Distribution business units; successful integration of the Warner Chilcott acquisition and the ability to recognize the anticipated synergies and benefits of the Warner Chilcott acquisition; the difficulty of predicting the timing and outcome of pending or future litigation and government investigations and risks that an adverse outcome in such litigation or investigations could render Actavis liable for substantial damages or penalties; the impact of competitive products and pricing; risks related to fluctuations in foreign currency exchange rates; periodic dependence on a small number of products for a material source of net revenue or income; variability of trade buying patterns; changes in generally accepted accounting principles; risks that the carrying values of assets may be negatively impacted by future events and circumstances; the timing and success of product launches; the difficulty of predicting the timing or outcome of product development efforts and regulatory agency approvals or actions, if any; risks and uncertainties normally incident to the pharmaceutical industry, including product liability claims and the availability of product liability insurance on reasonable terms; market acceptance of and continued demand for Actavis’ products; difficulties or delays in manufacturing; the availability and pricing of third party sourced products and materials; successful compliance with governmental regulations applicable to Actavis’ facilities, products and/or businesses; changes in the laws and regulations, including Medicare, Medicaid, and similar laws in foreign countries affecting, among other things, pricing and reimbursement of pharmaceutical products and the settlement of patent litigation; and such other risks and uncertainties detailed in Actavis’ periodic public filings with the Securities and Exchange Commission, including but not limited to Actavis plc’s Quarterly Report on Form 10-Q for the year ended September 30, 2013. Except as expressly required by law, Actavis disclaims any intent or obligation to update these forward-looking statements.

Trademarks noted in this presentation are the property of their respective registered owners.